UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

Rani Therapeutics Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40672	86-3114789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2051 Ringwood Avenue
San Jose, California	95131
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 457-3700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	RANI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Securities Purchase Agreement

On July 22, 2024, Rani Therapeutics Holdings, Inc., or Rani, entered into a securities purchase agreement, or the Purchase Agreement, with an institutional investor, or the Purchaser, relating to the issuance and sale, or the Offering, of:

•	2,800,000 shares of our Class A common stock, par value $0.0001 per share, or Class A common stock;

•	pre-funded warrants to purchase 446,753 shares of Class A common stock;

•	Series A common warrants, which will accompany the Class A common stock and pre-funded warrants, to purchase an aggregate of 3,246,753 shares of Class A common stock; and

•	Series B common warrants, which will accompany the Class A common stock and pre-funded warrants, to purchase an aggregate of 3,246,753 shares of Class A common stock.

The pre-funded warrants are exercisable immediately following the closing date of the Offering and have an unlimited term and an exercise price of $0.0001 per share. The Series A common warrants will be exercisable following the six-month anniversary of the closing date of the Offering, will expire 18 months from the date of issuance and will have an exercise price of $3.08 per share. The Series B common warrants will be exercisable following the six-month anniversary of the closing date of the Offering, will expire five and a half years from the date of issuance and will have an exercise price of $3.08 per share. The combined offering price is $3.08 per share of Class A common stock and accompanying Series A common warrant and accompanying Series B common warrant, or in the case of pre-funded warrants, $3.0799 per pre-funded warrant and accompanying Series A common warrant and accompanying Series B common warrant. The aggregate gross proceeds to Rani from the Offering are expected to be approximately $10.0 million, before deducting placement agent fees and other estimated Offering expenses payable by Rani, and excluding the proceeds, if any, from the exercise of the pre-funded warrants, Series A common warrants and Series B common warrants issued in the Offering. The closing of the Offering is expected to occur on or about July 23, 2024, subject to the satisfaction of customary closing conditions.

The Series A common warrants and Series B common warrants include certain rights upon “fundamental transactions” as described in the Series A common warrants and Series B common warrants. In the Series B common warrants, these rights upon “fundamental transactions” include the right of the holders thereof to receive from Rani or a successor entity the same type or form of consideration (and in the same proportion) that is being offered and paid to the holders of Class A common stock in such fundamental transaction in the amount of the Black Scholes value (as described in such Series B common warrants) of the unexercised portion of the applicable Series B common warrants on the date of the consummation of such fundamental transaction.

The Purchase Agreement contains customary representations, warranties and agreements by Rani, customary conditions to closing, and indemnification obligations of Rani and the Purchaser. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of the Purchase Agreement and as of a specific date, were solely for the benefit of the parties to the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Purchase Agreement, until 60 days following the closing of the Offering, the Company has agreed not to issue, enter into any agreement to issue, or announce the issuance or proposed issuance of any shares of Class A common stock or common stock equivalents, or file or amend any registration statement or prospectus, other than as necessary to maintain the registration of the securities issued in the Offering. The Company has further agreed not to enter into an agreement involving any new variable rate transactions until 6 months following the closing of the Offering, subject to certain exceptions. In addition, the Company’s directors and officers have entered into lock-up agreements with the Company pursuant to which each of them has agreed not to, for a period of 60 days from the closing of the Offering, offer, sell, transfer or otherwise dispose of the Company’s securities, subject to certain exceptions.

Rani engaged Maxim Group LLC to act as placement agent in the Offering and entered into a placement agency agreement dated July 22, 2024, pursuant to which Rani has agreed to pay the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds generated from the Offering and to reimburse certain expenses of the placement agent in an amount not to exceed $50,000.

The Offering is being made pursuant to Rani’s registration statement on Form S-3 (No. 333-266444), as previously declared effective by the Securities and Exchange Commission on August 10, 2022, and a related base prospectus and prospectus supplement.

A copy of the form of Series A common warrant is filed as Exhibit 4.1 hereto, a copy of the form of Series B common warrant is filed as Exhibit 4.2 hereto, a copy of the form of pre-funded warrant is filed as Exhibit 4.3 hereto and the form of Purchase Agreement is filed as Exhibit 10.1 hereto. The foregoing descriptions of the terms of the Purchase Agreement, the pre-funded warrants, the Series A common warrants and the Series B common warrants are qualified in their entirety by reference to such exhibits. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Form of Series A Common Warrant

4.2	Form of Series B Common Warrant

4.3	Form of Pre-funded Warrant

5.1	Opinion of Cooley LLP

10.1	Form of Securities Purchase Agreement, dated July 22, 2024.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Rani Therapeutics Holdings, Inc.

Date: July 23, 2024	By:	/s/ Svai Sanford
Svai Sanford
Chief Financial Officer